EXHIBIT 21 - Subsidiaries of The Registrant

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                                                                  Jurisdiction          Names under which
                                                                      Where               subsidiary does
Name of Subsidiary                                                  Organized                Business
--------------------------------                                  -------------         ------------------
Galion, Inc.                                                        Delaware               Valentec Galion
                                                                                           Valentec Galion, Inc.
                                                                                           Galion, a Division of
                                                                                           Valentec International
                                                                                           Corporation

Valentec Systems, Inc.                                              Delaware
ASCI Holdings Germany (DE), Inc.                                    Delaware
ASCI Holdings Mexico (DE), Inc.                                     Delaware
ASCI Holdings UK (DE), Inc.                                         Delaware
ASCI Holdings Czech (DE), Inc.                                      Delaware
ASCI Holdings Asia (DE), Inc.                                       Delaware
Phoenix Airbag Verwaltungs GmbH                                     Germany
Phoenix Airbag GmbH & Co. KG                                        Germany
Automotive Safety Components International S.A. de C.V.             Mexico
Automotive Safety Components International Limited                  United Kingdom
Automotive Safety Components Asia - Pacific Ltd.                    Hong Kong
Automotive Safety Components International, s.r.o.                  Czech Republic
Automotive Safety Components International, Inc.                    Delaware
Valentec International Corporation, LLC                             Delaware               Valentec Wells
Safety Components Fabric Technologies, Inc.                         Delaware
CSSC, Inc. (formerly known as Champion Sales and Service            Arizona
  Company)

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